UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 28, 2021, Deborah Hersman delivered notice to the board of directors (the “Board”) of Velodyne Lidar, Inc. (the “Company”) of her intent to resign as a Class III director, effective as of July 29, 2021. The resignation is not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 29, 2021, the Board appointed Kristin Slanina as a Class III director, effective immediately. The Board also appointed Ms. Slanina to the Compensation Committee and the Nominating and Governance Committee of the Board.

Kristin Slanina is the Managing Director of Charge Across America, an electric vehicle race, and Chief Innovation Officer at ParkMyFleet, a provider of parking locations and technology solutions for fleet operations, a position she has held since March 2021. Previously, she served as Chief Operating Officer of TrueCar, an automotive pricing and information website for new and used car buyers, from September 2020 to March 2021 where she led the newly formed solutions group and helped the company accelerate into its next phase of growth. Before TrueCar, she was Chief Transformation Officer of Thirdware Consulting, an IT consulting organization, from January 2019 to September 2020, where she led the Emerging Technology group and paved the way for Thirdware’s status as a Tier 1 partner with Ford and other OEMs on vehicle software development, machine learning and blockchain technology. Prior, Ms. Slanina has held roles of increasing responsibility at Ernst & Young, a global professional services firm, and Fiat Chrysler Automobiles, a manufacturer of automobiles, after spending the first 18 years of her career at Ford Motor Company, beginning as a powertrain engineer. She holds an M.S. and a B.S. in Mechanical Engineering from Massachusetts Institute of Technology.

There are no disclosable family relationships as required by Item 401(d) of Regulation S-K between Ms. Slanina and the Company or its control persons, and there are no disclosable related person transactions between the Company and Ms. Slanina as required by Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Slanina entered into the Company’s standard form of indemnification agreement. Ms. Slanina will receive the Company’s standard non-employee director compensation, which includes an initial grant of $150,000 of restricted stock units (measured based on the average closing price of the Company’s common stock for the 30 days immediately prior to her appointment) to non-employee directors serving on the Board, which award will vest over a three-year period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Issued by the Company on August 2, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE: August 2, 2021	By:	/s/ Michael Vella
Michael Vella
General Counsel